Exhibit 99.10

FORM OF PRELIMINARY PROXY CARD

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet –QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

LINKBANCORP, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on Xxx XX, 2021.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it return it to Brent Smith, Secretary, LINKBANCORP, Inc., 3045 Market Street, Camp Hill, PA 17011.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

PROXY

An annual meeting of shareholders of LINKBANCORP, Inc., or LINK, will be held at [ ] on [ ], at [ ], local time, to consider and vote upon the following matters:

The LINK board of directors recommends that you vote "FOR" the merger proposal, the adjournment proposal and the auditor ratification proposal and "FOR" each of the eight director nominees.

Proposal	FOR	AGAINST	ABSTAIN
1. a proposal to adopt the Agreement and Plan of Merger, dated as of December 10, 2020, by and among LINKBANCORP, Inc., LINKBANK, GNB Financial Services, Inc. and The Gratz Bank;	☐	☐	☐
2. a proposal to approve one or more adjournments of the annual meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the annual meeting, or at any adjournment or postponement of that meeting, to approve the merger proposal;	☐	☐	☐
4. a proposal to ratify, on an advisory basis, the appointment of S.R. Snodgrass, P.C. as LINK's independent registered public accounting firm for the fiscal year ending December 31, 2021; and	☐	☐	☐

3. the election to the LINK board of directors of each of the following eight nominees:

Nominee	FOR	AGAINST	ABSTAIN
(1) Jennifer Delaye	☐	☐	☐
(2) Anson Flake	☐	☐	☐
(3) George Parmer	☐	☐	☐
(4) Debra Pierson	☐	☐	☐
(5) Diane Poillon	☐	☐	☐
(6) William Pommerening	☐	☐	☐
(7) Andrew Samuel	☐	☐	☐
(8) Brent Smith	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

CONTROL NUMBER

Signature________________ **Signature, if held jointly**________________ **Date**________, **2021**

Note: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON [    ] LINKBANCORP, Inc. 3045 Market Street Camp Hill, PA 17011 (855) 569-2265 Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders The 2021 Proxy Statement and the 2020 Annual Report to Shareholders are available at: https://www.cstproxy.com/linkbancorp/XXXX ▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲ PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS LINKBANCORP, INC. The undersigned Shareholder(s) of LINKBANCORP, Inc. (the “Company”) hereby appoints Andrew Samuel and Carl Lundblad, attorneys and proxies for the undersigned, each with power to act alone and with full power of substitution, to vote in the name of and on behalf of the undersigned at the Annual Meeting of the Shareholders of the Company to be held at [                ], on [                ], [                ], 2021, at [                ] and at all adjournments thereof, all shares of the Company held by the undersigned or that the undersigned would be entitled to vote, with all the voting powers the undersigned would possess, if personally present, upon the following matters as designated below or, if no designation is made, as the proxies may determine, and in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Proxy Statement of the Company. Your Internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. Address Change/Comments: (Continued, and to be marked, dated and signed, on the other side)